Exhibit 10.2

                        EMPLOYMENT AGREEMENT

THIS AGREEMENT is made as of the 2nd day of April, 1996, effective the first day of the term hereof, between Golden Queen Mining Company Inc., herein referred to as the "Corporation", Castle Group Inc., herein referred to as "CGI," and Steven W. Banning, herein referred to as the "Employee."

In consideration of the mutual covenants and benefits as herein set forth, the parties hereto agree as follows:

                             SECTION ONE

                              EMPLOYMENT

The Corporation hereby employs the Employee as its President and Chief Executive Officer and CGI hereby employs the Employee and the Employee hereby accepts such employment and agrees to devote all of his efforts for the benefit of the Corporation and CGI and to faithfully, industriously and, to the best of his ability, experience and talents, perform all of his required and assigned duties. Employee shall perform his duties subject to the general supervision of and pursuant to the orders, advice and direction of the President of the CGI and the Board of Directors of the Corporation.

                              SECTION TWO

                          TERM OF EMPLOYMENT

The term of employment by the Corporation under this Agreement shall commence on December 1, 1995 and shall continue thereafter for a period of three years until terminated as hereinafter provided. The term of employment by CGI under this Agreement shall commence on December 1, 1995 and shall continue thereafter until May 31, 1996 or until earlier terminated as hereinafter provided.

                             SECTION THREE

                              COMPENSATION

CGI shall pay Employee, and the Employee shall accept from CGI, compensation at the minimum annual rate of U.S.$200,000 during his employment with CGI, prorated and payable semi-monthly or on such other basis as the parties may hereafter agree Corporation shall reimburse CGI for all such payments to Employee. If CGI fails to make the salary payments described above, Corporation shall be obligated to make the payments to Employee directly. When Employee's employment with CGI is terminated, Corporation shall pay Employee, and Employee shall accept from Corporation, compensation at the minimum annual rate of U.S. $200,000 until November 30, 1996 and U.S.$ 220,000 for the second year of his employment, prorated and payable semi-monthly or on such other basis as the parties may hereafter agree. Such minimum compensation may be adjusted for merit or other raises as from time to time determined by the Board of Directors of Corporation or any Committee thereof having such authority. Employee shall be entitled to a minimum paid vacation of four (4) weeks in any calendar year. Employee shall also be entitled to an annual cash bonus which will be set by the Board of Directors of the Corporation and based upon the Employee's performance and the financial condition of the Corporation.

                            SECTION FOUR

                           OTHER BENEFITS

In addition to the compensation as provided in the previous Section Three hereof, CGI shall at its expense provide for Employee the following additional benefits:

1. An allowance of not to exceed Three Hundred Dollars ($300.00) per month to acquire and operate a current model automobile for business and personal use.

2. Participation in all of CGI's benefit plans, including life insurance, medical, dental, vision, 401(k), pension, disability, and any and all other plans that may be made available to employees; medical, dental and vision insurance shall be effective on the first day of the term hereof.

3. Such directors and officers liability insurance as is available to the other officers and directors of CGI.

CGI shall provide the benefits described in 1, 2 and 3 above only until the Corporation establishes similar benefit plans to those described above and Employee has been enrolled in those plans or May 31, 1996, whichever is earlier, at which time CGI's obligation to provide such benefits to Employee shall cease.

In addition to the compensation as provided above, Corporation shall at its expense provide for Employee the following additional benefits:

1.    Assistance in annual tax preparation and estate planning.

2. Payment of dues in professional associations as may be required to maintain Employee's membership in those associations and the privilege of attending appropriate seminars, conferences and educational programs as may be necessary.

3. Reimbursement for all expenses incurred in connection with the performance of services to the Corporation, including entertainment and travel and other expenses incidental to the duties undertaken hereunder; provided, however, that such expenses shall be reasonable and necessary and that Employee shall submit bills and vouchers supporting requests for reimbursements in accord with Corporation's policies.

4. Corporation hereby grants. to Employee, effective December 1, 1995 an option ("First Option") to acquire 680,000 shares of Corporation's common stock, at a strike price equal to C$1.35 per share which was the closing price of the Corporation's shares on the Toronto Stock Exchange on December 1, 1995. The First Option may be exercised as to these 680,000 shares (herein referred to as the "First Shares") as follows:

      i. Beginning on the date of grant of the First Option, the First Option may be exercised to the extent of one-third (1/3) of the First Shares covered hereby;

      ii. Beginning on the date one year from the date of grant of the First Option, the Option may be exercised as to two-thirds (2/3) of the First Shares covered hereby;

      iii. Beginning on the date two years from the date of grant of the First Option, the First Option may be exercised as to all of the First Shares covered hereby.

Corporation hereby grants to Employee, effective February 21, 1996 an option ("Second Option") to acquire 130,000 shares ("Second Shares") of Corporation's common stock at a strike price equal to C$1.51 per share which was the closing price of the Corporation's shares on the Toronto Stock Exchange on February 21, 1996. The Second Option may be exercised as to the Second Shares as follows:

      i. Beginning on the date of the grant of the Second Option, the Second Option may be exercised to the extent of one-third (1/3) of the Second Shares covered hereby;

      ii. Beginning on the date one year from the date of grant of the Second Option, the Second Option may be exercised as to two-thirds of the Second Shares covered hereby:

      iii. Beginning on the date two years from the date of grant of the Second Option, the Second Option may be exercised as to all of the Second Shares covered hereby.

The Corporation agrees to grant to Employee an option ("Third Option") to acquire an additional 190,000 shares ("Third Shares") of Corporation's common stock at a strike price equal to the closing price of the Corporation's shares on the Toronto Stock Exchange on the date the Third Option is granted. Corporation agrees to issue to Employee the Third Option on the date that all of the following events have occurred.

A. The Corporation's Stock Option Plan (Plan) has been amended to increase the number of shares available for issuance under the Plan so that the Third Shares are available for issuance.

B. The amended Plan has been approved by the shareholders of the Corporation.

C.    The amended Plan has been approved by the relevant Stock Exchanges.

The Third Option may be exercised as to the Third Shares as follows:

      i. Beginning on the date of grant of the Third Option, the Third Option may be exercised to the extent of one-third (1/3) of the Third Shares covered hereby;

      ii. Beginning on the date one year from the date of grant of the Third Option, the Third Option may be exercised as to one-third (1/3) of the Third Shares covered hereby;

      iii. Beginning on the date two years from the date of grant of the Third Option, the Third Option may be exercised as to all of the Third Shares covered hereby.

The First Option, Second Option and Third Option shall be referred to as the Options.

If Employee elects to exercise his Options, he must exercise all of the First Option which has vested at the time of exercise before he may exercise his Second Option. Likewise, he shall exercise all of the Second Option which has vested at the time of exercise before he may exercise his Third Option.

Corporation agreed to grant Employee 1,000,000 Options at a strike price equal to the closing price of the Corporation's shares on the Toronto Stock Exchange on December 1, 1995. On December 1, 1995, Corporation had only 680,000 shares available for grant under its Plan. To compensate employee for the increase in the price of the Corporation's shares since December 1, 1995, Corporation agrees that, after Employee exercises his Second or Third Options and pays the Corporation the funds for the Second or Third Shares, Corporation will pay Employee for each share purchased the difference between the strike price of C$1.51 for the Second Shares or the applicable strike price for the Third Shares, as the case may be, and C$1.35.

Subject to the terms of this Agreement, the Options are granted to Employee pursuant to the terms of the Plan. The above will constitute a valid and binding stock option agreement between the Corporation and Employee.

                          SECTION FIVE

                          TERMINATION

After Corporation has established the benefit programs described in Section Four above and Employee has been enrolled in those plans but not later than May 31, 1996, CGI may terminate Employee. Thereafter, CGI shall have no obligation to make the salary payments under Section Three or provide benefits under Section Four, such payments and benefits then being provided by Corporation. Under these circumstances CGI shall not owe Employee any severance compensation.

This Agreement will terminate or may be terminated by Employee or Corporation for any one of the following reasons:

1. Voluntarily and without cause, subject to Sections Two and Six, upon at least six (6) months prior written notice of termination by Corporation to the Employee or by the Employee to the Corporation; or

2.    By the Corporation for cause as hereinafter defined in Section Ten; or

3.    Upon a Change of Control; or

4.    Upon retirement.

                              SECTION SIX

                         SEVERANCE COMPENSATION

1. Termination by Employee or by Corporation With Cause. If Employee shall voluntarily terminate his employment under this Agreement or if the employment of the Employee is terminated by the Corporation for cause, then all compensation and benefits as heretofore provided in Sections 3 and 4 shall terminate immediately upon the effective date of termination and no special severance compensation will be paid.

2. Termination by Corporation Without Cause. If Corporation shall terminate this Agreement for any reason except cause as defined in Section Ten, then, upon the effective date of termination, the Corporation shall pay Employee an amount equal to twenty-four (24) months' salary. The amount shall be paid in one lump sum on the date the Employee's services terminate. All employee benefits provided to the Employee shall be continued as if the Employee was still an employee of the Corporation for a period of one (1) year from the date of termination or equal or better benefits are provided by a new employer, whichever shall first occur. In the event Employee has existing stock options, they will be honored and all such options will vest immediately and may be exercised by Employee at any time within three months following the date of his termination. Corporation shall also provide to Employee employment search assistance by a firm mutually acceptable to Corporation and Employee, Employee's choice to secure comparable employment, the cost of which shall not exceed $25,000.00.

3.    Termination Following Change of Control

      (a) For purposes of this Agreement, a Change in Control shall be deemed to have occurred if any individual, partnership, firm, corporation, association, trust, unincorporated organization or other entity, or any syndicate or group deemed to be a person under Section 14(d)(2) of the Exchange Act, is or becomes the "beneficial owner" (as defined in Rule 13d-3 of the General Rules and Regulations under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities entitled to vote in the election of directors of the Corporation The foregoing shall not apply to any beneficial ownership exceeding 25% held by Ventures Trident L.P., Ventures Trident 11 L.P., or any general partner or affiliated parties thereof;

      (b) Irrespective of any other provisions in this Agreement regarding termination, if the event described above constituting a Change in Control shall have occurred, upon the subsequent termination of Employee's employment (unless such termination is by the Corporation for cause or by Employee other than for "Good Reason") Employee shall be entitled to and will receive no later than the thirtieth (30th) day following the date of termination a lump sum severance payment equal to two (2) times Employee's then current annual base salary. In addition, all benefits then applicable to Employee shall be continued for a period of twenty-four (24) months. In the event Employee has existing stock options, they will be honored and all such options will vest immediately and may be exercised by Employee at any time within three months following the date of his termination.

      (c) After a Change in Control, Employee shall be entitled to terminate his employment for Good Reason. For purposes of this Agreement, "Good Reason" shall mean, without Employee's express written consent, any of the following:

            (i) the assignment to Employee of any duties inconsistent with Employee's status as President and Chief Executive Officer of the Corporation, or Employee's removal from such position, or a substantial alteration in the nature or status of Employee's responsibilities from those in effect immediately prior to the Change in Control;

            (ii) a reduction by the Corporation in Employee's annual base salary as in effect on the date hereof or as the same may have been increased from time to time or a failure by the Corporation to increase Employee's salary at a rate commensurate with that of other key executives of the Corporation;

          (iii) the relocation of the office of the Corporation where Employee is employed at the time of the Change in Control (the "CIC Location") to a location more than fifty (50) miles away from the CIC Location or the Corporation's requiring Employee to be based more than fifty (50) miles away from the CIC Location (except for required travel on the Corporation's business to an extent substantially consistent with Employee's business travel obligations just prior to the Change in Control);

            (iv) after establishment of Corporations benefit plans under Section Four, the failure by the Corporation to continue to provide Employee with benefits at least as favorable as those enjoyed by Employee under any of the Corporation's life insurance, medical, health and accident, disability, deferred compensation, pension, or savings plans in which Employee was participating at the time of the Change in Control, the taking of any action by the Corporation which would directly or indirectly materially reduce any of such benefits or deprive Employee of any material fringe benefit enjoyed by Employee at the time of the Change in Control, or the failure by the Corporation to provide Employee with the number of paid vacation days to which Employee is entitled on the basis of years of service with the Corporation in accordance with the Corporation's normal vacation policy in effect at the time of the Change in Control; or

            (v) the failure of the Corporation to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement or, if the business of the Corporation for which Employee's services are principally performed is sold at any time after a Change in Control, the purchaser of such business shall fail to agree to provide Employee with the same or a comparable position, duties, salary and benefits as provided to Employee by the Corporation immediately prior to the Change in Control.

      (d) In the event of termination of Employee by reason of either a Change in Control or, after a Change in Control, for"Good Reason" as herein defined then, in addition to the severance payment as provided in paragraph 4(b) hereof, Employee shall be entitled to the following:

            (i) Employment search assistance to secure other comparable employment for a period not to exceed one (1) year or until such comparable employment is found, whichever is the sooner, with the fees for such assistance paid by the Corporation;

            (ii) Protection for the sale of Employee's residence in the amount of the original purchase price, plus major improvements, or the net realized therefrom; and

          (iii) Payment of the cost of a one time move to a new location in the event such a move becomes necessary in order for Employee to accept new employment

                           SECTION SEVEN

                        NON-TRANSFERABILITY

This is a personal agreement. None of Employee's rights, benefits or interests hereunder may be subject to sale, anticipation, alienation, assignment, encumbrance, charge, pledge, hypothecation, transfer, or set-off in respect of any claim, debt or obligation or to execution, attachment, levy or similar process, or to assignment by operation of law. Any attempt, voluntary or involuntary, to effect any such action shall be null, void and of no effect.

                          SECTION EIGHT

                          CHOICE OF LAW

It is the intention of the parties hereto that this Agreement and the performance hereunder and all suits and special proceedings hereunder be construed in accordance with and under and pursuant to the laws of the State of Washington and that in any action, special proceeding or other proceeding that may be brought arising out of, in connection with, or by reason of this Agreement, the laws of the State of Washington shall be applicable and shall govern, to the exclusion of the law of any other forum, without regard to the jurisdiction in which any action or special proceeding may be instituted.

                           SECTION NINE

                          BINDING EFFECT

This Agreement shall be binding upon and shall inure to the benefit of the Corporation, its successors or assigns, and to Employee, and his personal representatives, heirs, executors and administrators.

                           SECTION TEN

                       DEFINITION OF CAUSE

Cause to terminate the Employee's employment shall mean (a) the willful and continued failure by the Employee to substantially perform his duties, after demand for substantial performance is delivered by the Corporation that specifically identifies the manner in which the Corporation believes the Employee has not substantially performed his duties, or (b) the willful engagement by the Employee in misconduct which is materially injurious to the Corporation, monetarily or otherwise, or (c) the willful violation by the Employee of the provisions of this Employment Agreement.

Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless there shall have been delivered to the Employee a copy of a notice of termination from the Corporation and, after reasonable written notice, Employee and his counsel have been given an opportunity to be heard by the Board of Directors of the Corporation and thereafter a resolution has been duly adopted by the Directors of the Corporation then in office to the effect that, in the good faith opinion of such Directors, the Employee was guilty of conduct set forth above, which resolution shall set forth in particular detail the facts and circumstances claimed to provide a basis for termination of employment under the provisions so indicated.

                          SECTION ELEVEN

                           DIRECTORSHIPS

The Employee shall be entitled to accept positions as director of other corporations, whether such corporations are engaged in the mining industry or not, provided any such directorship is first approved by the Corporation, which approval shall not be unreasonably withheld.

                          SECTION TWELVE

                          REPRESENTATIONS

The Corporation represents and warrants to the Employee, with the intent that Employee shall rely on such representations and warranties in entering into this Agreement, as follows:

1. The common shares of Corporation are listed for trading on the Vancouver Stock Exchange and the Toronto Stock Exchange.

2. The financial statements, reports, and other information provided by the Corporation and its respective officers and employees, both orally and in writing, constitute complete and accurate disclosures of the status of the affairs of the Corporation and the Corporation does not know of any other information which, if disclosed to the Employee, might reasonably be expected to cause the Employee to refrain from accepting employment with the Corporation or affect the value of the Corporation's shares

                          SECTION THIRTEEN

                          CONFIDENTIALITY

Employee agrees that, except as required for the performance of his duties, obligations and responsibilities hereunder, he will not at any time during the term of this Agreement or thereafter divulge to any person, firm or corporation any Confidential Information received by him during the course of his employment and all such Confidential Information shall be kept confidential and deemed to be the property of Corporation. For the purpose of this provision, "Confidential Information" means information known to the Employee as a consequence of his employment by Corporation and not generally known in the industry in which the Corporation is engaged or not otherwise available to third parties from sources unrelated to or controlled by Corporation.

IN WITNESS WHEREOF, the parties have executed this Agreement at Spokane, Washington as of the day and year first above written.

                              Golden Queen Mining Company Inc.

                              By      s/ Paul A. Bailly
                                    ----------------------------------

                              Its   Chairman of the Board
                                    ----------------------------------

                              Castle Group Inc.

                              By      s/ Christopher M.T. Thompson
                                    ----------------------------------
                              It  President and Chief Executive Officer

                              EMPLOYEE


                              By      s/ Steven W. Banning
                                    ----------------------------------
                              Name:             Steven W. Banning
                              Address:          South 4809 Bella Vista Drive
                              City, State:      Veradale, WA
                              Zip Code:         99037
                              Telephone Number:  509-891-1581
                              SS#:  ###-##-####

                      DESIGNATION OF BENEFICIARY

On this 2nd day of April, 1996, Employee hereby designates Sarah Banning, his Spouse, as his beneficiary for purposes of receiving, upon his death, compensation and benefits under Section Six, Paragraph 3, hereof.


                              By      s/ Steven W. Banning
                                    ----------------------------------